EXHIBIT 99.1
JRJR NETWORKS FILING UPDATE

For Immediate Release

(Dallas, TX, December 29, 2016) - On December 22, 2016, JRjr33, Inc. (the “Company”), doing business as JRJR Networks [NYSE MKT: JRJR] received a letter from NYSE MKT LLC (the “NYSE”) notifying the Company that it had made a reasonable demonstration of its ability to regain compliance with Sections 134 and 1101 of the NYSE MKT Company Guide (the “Company Guide”), which the NYSE has now determined to be no later than January 31, 2017 (the “Extended Plan Period”). An earlier extended plan period initially required compliance no later than December 30, 2016. The letter from the NYSE further notified the Company that it is not in compliance with the listing standards relating to the timing of its filings with the Securities and Exchange Commission (the “SEC”), as set forth in Sections 134 and 1101 of the Company Guide, but its listing is being continued pursuant to an extension.

As previously reported, on May 23, 2016, August 23, 2016 and November 22, 2016, the Company received letters from the NYSE on each such date notifying the Company that it was not in compliance with Sections 134 and 1101 of the Company Guide as a result of its failure to timely file with the SEC its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 (the “March Form 10-Q”), June 30, 2016 (the “June Form 10-Q”) and September 30, 2016 (“the September Form 10-Q”) by their respective requisite deadlines.  As a result, the Company had become subject to the procedures and requirements of Section 1009 of the Company Guide.

The Company was advised that in order to maintain its listing on the NYSE, the Company was required to submit to the NYSE a plan, as amended, detailing actions it had taken, or would take, that would bring it into compliance with the continued listing standards by certain dates. As previously reported, the NYSE notified the Company that it had accepted the Company’s plan of compliance (the “Plan”) for continued listing relating to the Company’s failure to timely file the March Form 10-Q and the June Form 10-Q. The Company filed its March Form 10-Q on October 14, 2016 and filed its June Form10-Q on December 6, 2016.

On October 14, 2016, the NYSE granted the Company an extension of time to the plan period to regain compliance with Sections 134 and 1101 of the Company Guide, such that the Company must be in compliance by filing its September Form 10-Q no later than December 30, 2016.

The Company primarily attributes the delay in filing the September Form 10-Q (and the prior delay in the filings of the March Form 10-Q and the June Form 10-Q) to the additional time needed by it to complete the audit of the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”). The Company intends to complete preparation and file the September Form 10-Q as soon as reasonably practicable. The Company is working diligently to prepare the September Form 10-Q and provide its independent auditors with the necessary information to complete their review. The Company has no disagreements with its auditors and expects and intends to complete the filing of the September Form 10-Q at the earliest possible date, which the Company fully expects to be in advance of the Extended Plan Period.

Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Company Guide by the end of the Extended Plan Period could result in the Company being delisted from the NYSE. The Company can regain compliance with the NYSE listing standards before January 31, 2017 by filing the September Form 10-Q prior to that date.

Until the Company files the September Form 10-Q, the Company’s common stock will remain listed on the NYSE under the symbol “JRJR,” but will be assigned a late filer (“LF”) indicator to signify late filing status and the Company will be posted to the late filers list on the Listing Standards Filing Status page on the NYSE website.

John Rochon Jr., Founder of JRJR Networks, commented, “We are very thankful for the support granted to us by the NYSE and allowing an extension to file our 10Q for September, 2016 until January 31, 2017. The Company believes it has demonstrated how important it is for us to regain compliancy with our filings. While our June, 2016 was filed only on December 16, 2016, less than two weeks ago, we are in the final phases of completing our September, 2016 10Q and our staff is working diligently through the holiday period to meet the original deadline of December 30, 2016. We will use our best efforts to file by this date.”

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology and include statements regarding the expected timing of the filings of the Form 10-Q for the period ended September 30, 2016.  These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to expand leadership activities in support of our sales, our ability to continue to grow, and the other risks outlined under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 and our other filings with the SEC, including subsequent reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact: Tucker Gagen

tucker.gagen@jrjrnetworks.com